UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2022

Brooklyn ImmunoTherapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
140 58th Street, Building A, Suite 2100
Brooklyn, New York	11220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	BTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Directors

As previously reported, Dr. Dennis Langer, Dr. Erich Mohr, Ms. Erin Enright and Ms. Heather Redman delivered notices to the Board of Directors (the “Board”) of Brooklyn ImmunoTherapeutics, Inc., a Delaware corporation (the “Company”), of their respective decisions not to stand for reelection at the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”). On June 5, 2022 each of Dr. Langer, Dr. Mohr, Ms. Enright and Ms. Redman resigned from the Board, with such resignations effective immediately following Board’s action to decrease the size of the Board from six to five directors and appoint each of Dr. Matthew Angel, Dr. Gregory Fiore, Mr. William Wexler and Mr. Nicholas Singer to the Board, as described below.

The resignations of the foregoing directors were not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Matthew Angel, Gregory Fiore, William Wexler and Nicholas Singer to the Board

On June 5, 2022, the Board appointed each of Dr. Angel, Dr. Fiore, Mr. Wexler and Mr. Singer as directors, with effect immediately following the effectiveness of the resignations of Dr. Langer, Dr. Mohr, Ms. Enright and Ms. Redman on June 5, 2022 to fill the existing vacancies on the Board created thereby. Each of Dr. Angel, Dr. Fiore, Mr. Wexler and Mr. Singer will serve as a member of the Board until the Annual Meeting and until his successor is duly elected or appointed and qualified or his earlier death, resignation or removal. The Board appointed each of Mr. Wexler and Mr. Singer to serve as a member of the Board’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Dr. Angel, 41 years old, has served as the Company’s interim President and Chief Executive Officer since May 26, 2022. Prior to that, Dr. Angel co-founded Factor Bioscience Inc. (“Factor”), a biotechnology company focused on developing mRNA and cell-engineering technologies, and served as its President, Chief Executive Officer and Chairman of its Board of Directors from 2011 to 2022. In 2020, Dr. Angel co-founded Exacis Biotherapeutics Inc. (“Exacis”), an immuno-oncology company, for which he serves as the Scientific Advisory Board Chair. Dr. Angel previously served as the Chief Science Officer, Secretary, Treasurer and as a director of Exacis Biotherapeutics Inc., and as the Chief Science Officer, Secretary and as a director of Novellus, Inc. (“Novellus”), a pre-clinical stage biotechnology company focused on developing engineered cellular medicines using its licensed, patented non-immunogenic mRNA, from 2014 until the sale of Novellus to the Company in July 2021. Dr. Angel received a Ph.D. from the Massachusetts Institute of Technology in 2012 and a B.S. in Engineering from Princeton University in 2003.

Dr. Fiore, 52 years old, has served as a director and as the President and Chief Executive Officer of Exacis since June 2020. Dr. Fiore co-founded Sollis Therapeutics (“Sollis”), a clinical-stage pharmaceutical company, where he served as President, Chief Executive Officer and Director from 2017 to 2019 and as Vice President and Chief Medical Officer from 2019 to 2020. Prior to Sollis, Dr. Fiore provided senior medical support as a consultant and acting Chief Medical Officer for various early-stage biotechnology companies through the following private healthcare consulting firms he founded, Fiore Healthcare Advisors, SSI Strategy and GJFMD Consulting. Dr. Fiore was also the Chief Medical Officer of The Medicines Company (NASDAQ: MDCO), held leadership roles at Merck & Co., Inc. (NYSE: MRK) and Abbott Laboratories (NYSE: ABT) and was a management consultant at McKinsey and Company. Dr. Fiore has served as a member of the Business Advisory Board for The Advanced Group of Companies since 2017. Dr. Fiore completed his Internal Medicine internship and residency at Harvard Medical School and received his MD degree from New York Medical College.

Mr. Wexler, 63 years old, has worked on over 150 individual projects, serving in various capacities including as Chairman, Chief Executive Officer, Chief Restructuring Officer and other designated roles of senior responsibility. Mr. Wexler has served as the Managing Member of WEXLER Consulting LLC, a management consulting firm, since 2012. From 2012 to 2019, he served in various roles, including as Chairman of the Board, interim Chief Executive Officer, Chief Executive Officer and sole director and stockholder representative of Upstate New York Power Products, Inc., a holding company that owned and operated power plants throughout upstate New York. From 2012 to 2013, Mr. Wexler served as Chief Restructuring Officer of VMR Electronics, LLC, a manufacturer of cable assembly products for the electronics interconnect industry. Prior to that, he served as a Managing Director and national finance practice lead at BBK, Ltd., a turn-around advisory firm, from 2006 to 2011. Mr. Wexler served as group Managing Director of corporate restructuring at Huron Consulting Group, LLC from 2002 to 2005. Previously, he was a Managing Director at Berenson Minella & Co., a boutique investment-banking firm, from 2000 to 2002. Between 1986 and 2000 he served as a Senior Director at BNP Paribas, where he established and led Paribas Properties, Inc., a real estate investment arm of the bank, and also where he was a lead officer of the then newly created U.S. asset workout group. Mr. Wexler started his professional career in 1981 in commercial lease brokerage, asset management and investment sales at Jones Lang Wootton (now Jones Lang LaSalle) where he worked until 1986. He earned a B.A. in Political Science from Johns Hopkins University.

Mr. Singer, 42 years old, has over 20 years of experience in finance and investments. Mr. Singer is the Founder of Purchase Capital LLC, an investment firm that serves as his family office and sponsor to leading institutional investors and third-party family offices. Since Mr. Singer became Managing Member in 2013, Purchase Capital has provided patient capital for private and public companies that have significant potential for long-term value creation. From August 2020 through May 2022, Mr. Singer served as the Chairman and Chief Executive Officer of OTR Acquisitions Corp., a blank check company formed for the purposes of engaging in business combinations. From March 2021 through April 2021, Mr. Singer served on the Board and as a member of its audit committee. He is also the Founder & Executive Chairman of United Parks, the Chairman of the board of directors of Only What You Need, Inc., the Executive Chairman of IntegriCo Composites and a Trustee of the Pérez Art Museum Miami. From 2007 to 2013, Mr. Singer was the Co-Founder & Co-Managing Member of Standard General, a Securities and Exchange Commission (the “SEC” registered investment advisor which managed over $1 billion of assets during his tenure. Prior to that, he was a Co-Founder of Cyrus Capital Partners, a Principal at Och-Ziff Capital Management, and an Analyst in High Yield Trading and in the Principal Investment Area at Goldman Sachs & Co. Mr. Singer also served as a director for, and was on the audit committee of, Aquila, Inc. from 2006 to 2008. He graduated summa cum laude with a B.S. in Economics from the Wharton School and a B.A.S. in Electrical Engineering from the School of Engineering and Applied Science at the University of Pennsylvania.

There are no arrangements or understandings between any of Dr. Angel, Dr. Fiore, Mr. Wexler and Mr. Singer and any other person pursuant to which any of Dr. Angel, Dr. Fiore, Mr. Wexler and Mr. Singer was appointed as a director of the Company. The Board has determined that each of Mr. Wexler and Mr. Singer is independent under the applicable rules of the SEC and the Nasdaq Stock Market and that Mr. Singer qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of Regulation S-K.

There are no family relationships between any of Dr. Angel, Dr. Fiore, Mr. Wexler and Mr. Singer and any of the Company’s existing directors or executive officers. Since the beginning of Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which any of Dr. Angel, Dr. Fiore, Mr. Wexler or Mr. Singer had or will have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K, except, with respect to Dr. Angel, as described in the Company’s Current Report on Form 8-K, filed with the SEC on May 31, 2022, under the heading “Appointment of Interim President and Chief Executive Officer,” and with respect to Mr. Singer, Mr. Singer, directly and indirectly, participated in a rights offering by the Company for its Class A unit holders in March 2021 for an aggregate investment amount of $1,287,464.96.

Each of Dr. Fiore, Mr. Wexler and Mr. Singer will participate in the standard non-employee director compensation arrangements described in the Company’s Current Report on Form 8-K, filed with the SEC on January 20, 2022, under the heading “Board of Directors Compensation Structure.”

The Company also expects to enter into its standard director and officer indemnification agreement with each of Dr. Angel, Dr. Fiore, Mr. Wexler and Mr. Singer, a form of which was filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on April 15, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brooklyn ImmunoTherapeutics, Inc.

Dated: June 7, 2022	By:	/s/ Matthew Angel
Matthew Angel
Interim Chief Executive Officer and President